SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Filed by a Party other than the Registrant [   ]

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Diagnostic Products Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5700 West 96th Street

Los Angeles, CA 90045

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 6, 2003

TO OUR SHAREHOLDERS:

      The Annual Meeting of Shareholders of Diagnostic Products Corporation will be held at the Company’s offices at 5700 West 96th Street, Los Angeles, California, on May 6, 2003, at 2:30 p.m. local time, for the following purposes:

1.	To elect a Board of Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. The nominees for election to the Board of Directors are: Sidney A. Aroesty, Frederick Frank, Kenneth A. Merchant, Maxwell H. Salter, Dr. James D. Watson, Ira Ziering and Michael Ziering.

2.	To transact such other business and to consider and take action upon any and all matters that may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business, March 14, 2003, as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting.

      SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING PERSONALLY ARE REQUESTED BY MANAGEMENT TO MARK, SIGN AND RETURN THE ENCLOSED PROXY IMMEDIATELY.

By Order of the Board of Directors

MARILYN ZIERING
Secretary

March 28, 2003

PROXY STATEMENT
VOTING PROCEDURES
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
RELATED TRANSACTIONS
DPC STOCK PRICE PERFORMANCE
OWNERSHIP OF COMMON STOCK
REPORT OF THE AUDIT COMMITTEE
THE COMPANY’S AUDITORS AND AUDIT FEES
FORM 10-K
PROCEDURE FOR SUBMITTING SHAREHOLDERS PROPOSALS
OTHER MATTERS

PROXY STATEMENT
for
Annual Meeting of Shareholders
May 6, 2003

       The enclosed proxy is solicited by the Board of Directors of Diagnostic Products Corporation (the “Company”) in connection with the Annual Meeting of Shareholders to be held at the Company’s executive offices located at 5700 West 96th Street, Los Angeles, California, on May 6, 2003, at 2:30 p.m. local time, and any adjournments thereof. It is expected that this Proxy Statement and accompanying proxy will first be mailed to shareholders on or about March 28, 2003.

      The expenses for soliciting proxies for the Annual Meeting will be paid by the Company. Proxies may be solicited by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services.

VOTING PROCEDURES

      Only shareholders of record of the Company’s Common Stock at the close of business on March 14, 2003, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Meeting. On that date, there were 28,627,659 shares of Common Stock outstanding and entitled to vote at the Meeting, each of which is entitled to one vote. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

      All shares represented by the accompanying proxy, if the proxy is properly executed and returned, will be voted as specified by the shareholder. If no vote is indicated, the proxy will be voted FOR the Board of Directors’ nominees for director. A shareholder may revoke his proxy at any time before it has been voted by notifying the Company in writing, by submitting a substitute proxy having a later date or by voting in person at the Meeting.

      If, prior to the election of directors, any shareholder has given notice that he intends to cumulate his votes, then, for the election of directors only, each shareholder may cumulate votes for any nominee, if the nominee’s name was placed in nomination prior to the voting. In cumulative voting for directors, each shareholder is entitled to one vote for each voting share held by him multiplied by the number of directors to be elected. Each shareholder may cast all his votes for a single nominee for director or he may distribute them among any two or more nominees as he sees fit. See “Election of Directors.”

ELECTION OF DIRECTORS

      The shareholders are being asked to elect seven directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. The proxies will be voted in favor of the Board of Directors’ nominees, all of whom are currently serving as directors, unless otherwise specifically instructed. Although the Board of Directors does not anticipate that any nominee will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

      The seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors; votes withheld and broker non-votes have no legal effect. If voting for directors is conducted by cumulative voting, the persons named on the enclosed proxy will have discretionary authority to distribute votes among the nominees in such proportions as they may see fit, unless otherwise specifically instructed. In any case, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

      The following information is supplied with respect to the nominees:

		Principal	Director
Name	Age	Occupation	Since

Sidney A. Aroesty	56	Senior Vice President, Operations	1981
Frederick Frank	70	Vice Chairman, Lehman Brothers Inc.	1996
Kenneth A. Merchant	56	Professor of Accounting, University of Southern California	2003
Maxwell H. Salter	83	Chairman of the Board and Chief Executive Officer, Benos	1982
James D. Watson, Ph.D.	74	President, Cold Spring Harbor Laboratory	1987
Ira Ziering	44	Vice President, Business and Legal	2000
Michael Ziering	46	Chairman and Chief Executive Officer	1994

      Mr. Aroesty has served as Senior Vice President since 2000. He also served as Chief Operating Officer from 2000 to 2003. He has held various positions at the Company since 1978, including Senior Vice President, Operations from 1997 to 2000, consultant from 1994 to 1997, and executive officer from 1978 to 1994.

      Mr. Frank is Vice Chairman of Lehman Brothers Inc., an investment banking firm which he joined as a partner in 1969. He is a Chartered Financial Analyst, a member of The New York Society of Security Analysts and a past president of the Chemical Processing Industry Analysts. Mr. Frank serves as a director of Pharmaceutical Product Development Corporation, Digital Arts & Sciences, Inc., eSoft, Incorporated and Landec Corporation. He is Chairman of the National Genetics Foundation, a Member of the Salk Institute National Council, a Director of the Salk Institute, Director of the Irvington Institute of Immunological Research, Trustee of the Hotchkiss School, a Member of the Yale School of Organization and Management Advisory Board, and a Member of the Board of Governors of the National Center for Genome Resources.

      Professor Merchant was elected a director in March 2003. Professor Merchant has been a professor of accounting at the University of Southern California since 1990, where he also served as dean of USC’s Leventhal School of Accounting from 1994-2001. He was previously on the faculty at the Graduate School of Business Administration at Harvard University from 1978-1990. Professor Merchant is also a part-time research professor at the University of Maastricht, the Netherlands. Professor Merchant has published extensively in the areas of management accounting and management control systems. He is a CPA, a member of the American Accounting Association Finance Committee, a member of the Accounting Accreditation Committee of AACSB-International, and an External Examiner for the University of Malaya, Malaysia. He has also served as an independent consultant to numerous public companies.

      Mr. Salter is Chairman of the Board and Chief Executive Officer of Benos, a chain of family clothing stores in which Mr. Salter has been a principal since 1946.

      Dr. Watson has been President of Cold Spring Harbor Laboratory of New York, a genetics and biotechnology research center, since 1994. He served as the Director of Cold Spring Harbor Laboratory from 1968 to 1994. Dr. Watson received the Nobel prize in 1962 for his part in the discovery of the double helix structure of the DNA molecule. Dr. Watson is also a director of Pall Corporation.

      Mr. Ira Ziering joined the Company in 1996 as Manager of International Business. He served as President of the Company’s subsidiary, DPC France, from 1997 to 1999, when he was elected Vice President, International. He has served as Vice President, Business and Legal, since 2002. Mr. Ziering is a graduate of Boston University Law School and Harvard Divinity School. Prior to joining the Company he practiced civil law in Los Angeles, California.

      Mr. Michael Ziering was elected Chief Executive Officer in 1999. He joined the Company in 1986 as legal counsel, and served as Vice President-Administration from 1988 until 1994 and as President and Chief Operating Officer from 1994 to 1999.

      Michael Ziering and Ira Ziering are brothers and the sons of Marilyn Ziering, an executive officer and more than 10% shareholder of the Company. See “Ownership of Common Stock” for information concerning the beneficial ownership of the Company’s Common Stock by nominees for director.

Meetings of the Board of Directors and its Committees

      The Board of Directors held four meetings in 2002. The Board of Directors has appointed standing Executive, Audit, Compensation and Stock Option Committees, but has not appointed a nominating committee. The Executive Committee, whose members are Michael Ziering, Sidney A. Aroesty and Maxwell H. Salter, may exercise the full authority of the Board, subject to certain statutory limitations. For information concerning the Audit Committee, see “Report of the Audit Committee.” For information concerning the Compensation and Stock Option Committees, see “Report of the Compensation and Stock Option Committees on Executive Compensation.”

Presiding Director

      The non-management members of the Board of Directors have appointed Frederick Frank to serve as presiding director. The presiding director’s primary responsibility is to preside over periodic executive sessions of the Board of Directors in which management directors and other members of management do not participate. Shareholders and other parties interested in communicating directly with the presiding director or with the non-management directors as a group may do so by writing to Presiding Director, Diagnostic Products Corporation, 5700 West 96th Street, Los Angeles, California 90045.

Compensation of Directors

      In 2002, non-employee directors of the Company received director’s fees of $24,000 in the case of each of Frederick Frank and James D. Watson and $12,000 in the case of Maxwell H. Salter. In January 2002, each of Messrs. Frank, Salter and Watson was granted a ten-year option to purchase 10,000 shares of Common Stock at an exercise price of $42.70 per share. The options vest one-third each year beginning one year after the grant date. Non-employee directors were also reimbursed their out-of-pocket expenses for attending Board and Committee meetings.

EXECUTIVE OFFICERS

      The executive officers of the Company are as follows:

Name	Age	Position

Michael Ziering	46	Chairman of the Board and Chief Executive Officer
Sidney A. Aroesty	56	Senior Vice President, Operations
Said El Shami	60	Senior Vice President, Research and Development and Chief Scientific Officer
Marilyn Ziering	71	Senior Vice President and Secretary
James L. Brill	51	Vice President, Finance and Chief Financial Officer
Ira Ziering	44	Vice President, Business and Legal
Robert DiTullio	49	Vice President, Regulatory Affairs and Quality Systems
Kathy J. Maugh	58	Vice President, Quality Assurance and Technical Services
Nicholaas Arnold	51	Vice President, Sales and Marketing

      For information concerning the business experience of Michael Ziering, Sidney A. Aroesty and Ira Ziering, see “Election of Directors.”

      Mr. El Shami joined the Company in 1978 as Assistant Director of Research, was elected Director of Research in 1980 and was elected Vice President, Research in 1982. Mr. El Shami was elected Senior Vice President, Research and Development in 1992 and Chief Scientific Officer in 1995.

      Mrs. Ziering joined the Company in 1973 as Secretary and served as Vice President, Marketing from 1979 until 1993 when she was elected Vice President, Marketing Communications. She has served as Senior Vice President since 2002. She served as a director of the Company from 1974 until 1998. Mrs. Ziering holds a masters degree from Syracuse University.

      Mr. Brill joined the Company in 1999 as Vice President, Finance and Chief Financial Officer. Prior to joining the Company, Mr. Brill was Chief Financial Officer of Jaffra Cosmetics International from 1998 to 1999; Vice President, Finance and Administration and Chief Financial Officer of Vertel Corporation from 1996 to 1998; and Senior Vice President, Finance, Chief Financial Officer and a director of Merisel, Inc. from 1988 to 1996.

      Mr. DiTullio was elected Vice President, Regulatory Affairs and Quality Systems, in February 2001. Mr. DiTullio joined the Company as Director of Quality and Regulatory Affairs when the Company acquired Cirrus Diagnostics in 1992, and he was promoted to Vice President, Quality and Regulatory Affairs of DPC Cirrus in 1999. Mr. DiTullio was previously Director of Quality Assurance with Pharmacia for eight years and he has over 25 years experience in the in vitro diagnostics industry.

      Ms. Maugh joined the Company in 1986 as a Product Manager. In 1988 she became a Technical Manager for the Company’s product support group. She was promoted to Director of Product Support in 1990, served as Vice President, Operations from 1992 through 2000, and was appointed Vice President, Quality Assurance and Technical Operations in 2001. She was appointed Vice President, Quality Assurance and Technical Services in 2002.

      Mr. Arnold was elected Vice President, Sales and Marketing in 1998. Mr. Arnold joined the Company’s Dutch distributor in 1982 as a sales manager and he was appointed General Manager of the Company’s affiliated distributors in The Netherlands and Belgium in 1989. He previously managed the Chemistry Laboratory for RIA testing at the Leyenburg Hospital in The Netherlands. Mr. Arnold has a degree in biochemistry from the Van’t Hoff Institute, Rotterdam, The Netherlands.

      Officers of the Company serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table provides compensation information for each of the last three fiscal years with respect to the Chief Executive Officer and the Company’s other four most highly compensated executive officers (the “Named Officers”) for services in all capacities in which they served.

      All share and per share amounts in this Proxy Statement have been adjusted to give effect to a 2-for-1 stock split in June 2001.

		Annual
		Compensation($)(1)			Long-Term
					Compensation
				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options(#)	Compensation($)(2)

Michael Ziering	2002	510,000	0	0	30,700
Chief Executive Officer	2001	475,000	80,000	40,000	31,750
	2000	400,000	60,000	80,000	25,500

Sidney A. Aroesty	2002	325,000	22,500	0	27,000
Senior Vice President	2001	300,000	60,000	20,000	26,500
	2000	255,000	40,000	40,000	22,600

Said El Shami	2002	340,000	22,500	0	27,300
Senior Vice President, Research and	2001	320,000	50,000	20,000	27,100
Development	2000	300,000	30,000	0	23,500

James L. Brill	2002	252,000	22,500	0	25,540
Vice President, Finance	2001	235,000	50,000	20,000	24,500
	2000	210,000	30,000	0	21,700

Nicholaas Arnold	2002	215,000	18,000	0	24,800
Vice President, Sales and Marketing	2001	200,000	40,000	20,000	23,050
	2000	182,000	30,000	0	19,445

(1) While the Named Officers enjoy certain perquisites, the amounts did not exceed 10% of each such person’s salary plus bonus and, accordingly, such amounts have been omitted from the table as permitted by SEC rules.

(2) These amounts represent Company contributions to its retirement plan and, as to Mr. Arnold, the amount also includes employer contributions to pension and disability plans in The Netherlands in excess of statutory requirements.

2002 Option Exercises and Year-End Option Values

      None of the Named Officers was granted stock options in 2002. Shown below is information regarding option exercises during 2002 and holdings of unexercised stock options at December 31, 2002 by the Named Officers.

			Number of Securities		Value of Unexercised
			Underlying Unexercised Options		In-the-Money Options at
	Shares		at December 31, 2002(#)		December 31, 2002($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael Ziering	10,000	319,400	106,000	164,000	2,257,800	3,493,200
Sidney A. Aroesty	0	0	50,000	60,000	1,036,500	1,243,800
Said El Shami	0	0	20,000	40,000	304,800	609,600
James L. Brill	7,200	224,120	13,200	72,000	251,064	1,369,440
Nicholaas Arnold	15,000	514,700	11,000	46,000	182,930	764,980

(1)	Represents the difference between the aggregate market value on December 31, 2002 ($38.62 per share) and the aggregate exercise price.

      Options generally vest at the rate of 10% to 25% per year beginning one year after the date of grant and have ten-year terms. No person may be granted more than 400,000 options in any fiscal year, except that new hires may also be granted up to 400,000 options upon commencement of employment. Options are subject to termination before their expiration date in the event of termination of employment and certain corporate events. All outstanding options will become immediately exercisable in the event of a change-in-control. The Stock Option Committee has the authority to modify the terms of outstanding options, including the exercise price and vesting schedule. Non-qualified options granted under the 1997 Stock Option Plan may, if so provided in the option agreement, be transferred pursuant to a domestic relations order or to members of the optionee’s immediate family, charitable institutions or certain related trusts or other entities.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

ON EXECUTIVE COMPENSATION

      The Company’s executive compensation policies are administered by the Compensation Committee and the Stock Option Sub-Committee. The Compensation Committee reviews and determines the compensation of the Company’s officers and evaluates management performance. The Stock Option Sub-Committee is responsible for decisions concerning stock option grants to executive officers of the Company. During fiscal year 2002, the Compensation Committee met once. The Stock Option Sub-Committee took action by written consent several times.

      The compensation policy of the Company is to provide competitive levels of compensation that are influenced by corporate performance, that reward individual achievements, and that enable the Company to attract and retain qualified executives. Compensation consists primarily of annual salary and long-term incentive compensation in the form of stock options. The Company does not base salaries or bonuses on the achievement of objective performance-related criteria. Bonuses are awarded when, in the Compensation Committee’s judgment, the Company or a particular executive had meritorious performance during the year. The principal responsibility of the Compensation Committee is to determine the salary and bonus components of executive compensation, while the Stock Option Sub-Committee determines the stock option component.

      In determining the 2002 annual salary of Michael Ziering, the Company’s Chief Executive Officer, the Compensation Committee considered the Company’s overall performance in 2001 and Mr. Ziering’s responsibilities and contribution to such performance. Since the Committee does not apply objective criteria or formulas, its determination may be deemed informal and subjective. In light of the Company’s strong performance in 2001 under Mr. Ziering’s leadership, the Committee approved a salary increase from $475,000 to $510,000.

      The 2002 salaries and bonuses of the Company’s other executive officers were principally based on the recommendations of the Chief Executive Officer and reflected his assessment of the nature of each officer’s position, contribution to the Company’s overall performance, experience and tenure with the Company. The Committee evaluated such recommendations in light of the Company’s overall financial performance in 2001 and the level of Company-wide employee compensation increases for 2002.

      The objective of the Stock Option Sub-Committee in granting stock options is to provide long-term incentives through the opportunity to participate in the long-term increase in the market value of the Common Stock. Stock options typically have a term of ten years and become exercisable after one year in cumulative installments which have ranged from 10% to 25% for executive officers. Stock options are not awarded annually or pursuant to any formula, but rather are awarded in recognition of outstanding performance, based on the Committee’s and management’s subjective evaluations, and as an incentive to attract new executives. When the Stock Option Sub-Committee decides to grant options, it also takes into account the amount and values of outstanding options and the amount of Common Stock held by the executive. Based on these considerations, the Stock Option Sub-Committee awarded stock options to one executive officer in 2002.

      Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct compensation that is not “performance-based” paid to any Named Officer in excess of $1,000,000 in any taxable year. Stock options granted prior to May 2001 may not constitute performance-based compensation.

The Company believes, however, that compensation realized upon the exercise of stock options granted after May 2001 will qualify as performance-based compensation.

The Compensation Committee
Frederick Frank
Maxwell H. Salter
The Stock Option Sub-Committee
Maxwell H. Salter
James D. Watson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee are Frederick Frank and Maxwell H. Salter, both of whom are non-employee directors of the Company.

      The members of the Stock Option Sub-Committee are Maxwell H. Salter and James D. Watson, both of whom are non-employee directors of the Company.

RELATED TRANSACTIONS

      Marilyn Ziering, Senior Vice President, is the mother of Michael Ziering, Chairman of the Board and Chief Executive Officer, and Ira Ziering, Vice President, Business and Legal, and a director. In 2002, Mrs. Ziering was paid an annual salary of $140,400 and Ira Ziering was paid an annual salary of $200,000 and a bonus of $22,500. They each also received perquisites comparable to those provided to other executive officers.

      Since 1981, the Company has leased its principal Los Angeles offices from a partnership comprised of Marilyn Ziering, Michael Ziering, Ira Ziering, and other children of Mrs. Ziering who are shareholders of the Company. During 2002, the Company paid $966,000 in rent to the Ziering partnership. On April 1, 2002, the Company amended the lease to extend the term for two years through December 31, 2004 and to increase the rent from $.70 per square foot to $.75 per square foot, for a total annual rent of $1,035,000 effective January 1, 2003. The Company also has the option to extend the term for two additional years at $.79 per square foot. The rent was determined on the basis of an independent appraisal and the terms of the lease amendment were approved unanimously by the disinterested members of the Board of Directors.

DPC STOCK PRICE PERFORMANCE

      Set forth below is a line graph which compares the cumulative total shareholder return, assuming dividend reinvestment, on the Company’s Common Stock for the five years ended December 31, 2002, with The S&P Composite 500 Index, the S&P Small Cap 600 Index and the S&P 600 Health Care Equipment Index. The Company previously compared its return to the S&P Small Cap Medical Products Index, but that index was discontinued in 2002. Since the information for the discontinued index is unavailable, the Company replaced that index with the S&P 600 Health Care Equipment Index. In addition, the Company has replaced the S&P Composite 500 Index (which does not include the Company) with the S&P Small Cap 600 Index (which does include the Company) to provide a more meaningful comparison of returns.

Performance Graph

	Diagnostic Products	S&P 600 Health Care
	Corporation	Equipment	S&P Small Cap 600	S&P 500

1997	100.00	100.00	100.00	100.00
1998	114.12	115.82	98.69	128.58
1999	91.57	198.24	110.94	155.63
2000	207.15	297.32	124.03	141.47
2001	335.65	341.90	132.13	124.50
2002	296.69	306.29	112.80	97.46

      The amounts in the foregoing table assume that the value of an investment in Diagnostic Products Corporation and each index was $100 on December 31, 1997. The annual amounts are based on monthly compounding with dividends reinvested. All amounts for DPC have been adjusted to give effect to a 2-for-1 stock split on June 1, 2001.

OWNERSHIP OF COMMON STOCK

      The following table sets forth information as of March 6, 2003 with respect to Common Stock of the Company owned by each person who is known by the Company to own beneficially 5% or more of the outstanding Common Stock, by each director and Named Officer of the Company, and by all current directors and executive officers as a group.

	Number
	of		Percentage
Name	Shares(1)		Ownership

Directors and Named Officers

Nicholaas Arnold	16,000	(2)	**
Sidney A. Aroesty	54,000	(3)	**
James L. Brill	23,200	(4)	**
Frederick Frank	36,665	(5)	**
Maxwell H. Salter	543,667	(6)	1.9%
Said El Shami	24,398	(7)	**
Dr. James D. Watson	85,137	(8)	**
Ira Ziering	363,025	(9)	1.3%
Michael Ziering	629,864	(10)	2.2%
All directors and executive officers as a group (12 persons)	6,570,751	(11)	22.7%
5% or More Shareholders

American Express Financial Corporation	1,787,710	(12)	6.2%
200 AXP Financial Center
Minneapolis, MN 55474
Brown Capital Management, Inc.	1,682,872	(13)	5.9%
1201 N. Calvert Street
Baltimore, MD 21202
Louis Colen	1,488,805	(14)	5.2%
2727 Krim Drive
Los Angeles, CA 90064
Kayne Anderson Rudnick Investment Management, LLC	1,460,978	(15)	5.1%
1800 Avenue of the Stars
Los Angeles, CA 90067
Marilyn Ziering	4,785,564		16.7%
5700 West 96th Street
Los Angeles, CA 90045

 ** Less than 1%.

(1)	Includes shares allocated to each executive officer’s individual account but held directly by the Company’s retirement plan.

(2)	Includes 16,000 shares subject to options which are exercisable within 60 days.

(3)	Includes 54,000 shares subject to options which are exercisable within 60 days.

(4)	Includes 13,200 shares subject to options which are exercisable within 60 days.

(5)	Includes 36,665 shares subject to options which are exercisable within 60 days.

(6)	Includes 10,167 shares subject to options which are exercisable within 60 days.

(7)	Includes 20,000 shares subject to options which are exercisable within 60 days.

(8)	Includes 16,667 shares subject to options which are exercisable within 60 days.

(9)	Includes 46,000 shares subject to options which are exercisable within 60 days, and 1,850 shares held by Mr. Ziering’s wife, as to which beneficial ownership is disclaimed.

(10)	Includes 114,000 shares subject to options which are exercisable within 60 days and 1,500 shares held by Mr. Ziering’s wife, as to which beneficial ownership is disclaimed.

(11)	See Notes above. Also includes the shares held by Marilyn Ziering and 231 shares outstanding and 9,000 shares subject to options which are exercisable within 60 days held by executive officers not named in the foregoing table.

(12)	Holdings by subsidiaries at December 31, 2002, as reported in a Schedule 13G filed with the SEC on February 13, 2003.

(13)	Holdings at December 31, 2002 by various investment advisory clients as reported in a Schedule 13G filed with the SEC on February 11, 2003.

(14)	Holdings at December 31, 2002, as reported in a Schedule 13G filed with the SEC on January 30, 2003.

(15)	Holdings by several managed accounts at December 31, 2002 as reported in a Schedule 13G filed with the SEC on February 7, 2003. Kayne Anderson Rudnick Investment Management, LLC disclaims beneficial ownership of the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

      The rules of the Securities and Exchange Commission require the Company to disclose late filings of reports of stock ownership by directors, executive officers and more than 10% shareholders. Based solely on written representations of its directors and executive officers and a review of copies of the reports they have filed with the SEC, the Company is aware of the following late filing during 2002: James D. Watson filed one late Form 4 regarding one exempt option exercise.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors consists of three directors, all of whom the Board has determined are “independent” as defined in the listing standards of the New York Stock Exchange. The Committee met four times during 2002. The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The full responsibilities of the Committee are set forth in its charter, which is reviewed and updated annually by the Committee and approved by the Board. A copy of the charter was included as part of the Company’s Proxy Statement for the 2001 Annual Meeting.

      In fulfilling its oversight responsibilities with respect to the Company’s audited financial statements for fiscal year 2002, the Committee:

•	Discussed and considered the independence of the Company’s independent auditors, including a review, as necessary, of all relationships and services which might bear on the objectivity of the auditor;

•	Received written affirmation that the auditor is independent in accordance with the requirements of Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees;”

•	Discussed with management and the auditor the audit scope and process, and received and reviewed all reports in respect thereof;

•	Involved the outside auditor in the Committee’s review and discussion of the Company’s annual and quarterly financial statements and related reports with management;

•	Discussed with the independent auditor all matters required to be reviewed by auditing standards generally accepted in the United States, including the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees” (“SAS 61”); and

•	Provided to the independent auditor full access to the Committee and the Board to report on any and all appropriate matters.

      Based on the review and discussions outlined above, the Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2002 be included in the Company’s Annual Report on Form 10-K.

Submitted by:	Frederick Frank, Chair Maxwell H. Salter James D. Watson

THE COMPANY’S AUDITORS AND AUDIT FEES

      It is the current intention of the Company’s Audit Committee to select and retain Deloitte & Touche LLP as independent auditors of the Company for the current year. Deloitte & Touche LLP conducted the audit for the year ended December 31, 2002. A representative of Deloitte & Touche LLP will be present at the Meeting and will have an opportunity to make statements if he so desires and will be available to respond to appropriate questions.

      The aggregate fees billed to the Company for the fiscal year ended December 31, 2002 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were as follows:

Audit fees	$592,000
Financial information systems design and implementation fees	$369,000	(1)(2)
All other fees	$281,000	(1)(3)

(1)	The Audit Committee has considered whether the provision of these services is compatible with maintaining such firm’s independence in the conduct of its auditing functions.

(2)	These fees relate to post-implementation and support services relating to a new computer system.

(3)	These fees relate primarily to tax return preparation and tax consulting services.

FORM 10-K

      A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission accompanies this Proxy Statement.

PROCEDURE FOR SUBMITTING SHAREHOLDERS PROPOSALS

      Shareholders interested in submitting a proposal for inclusion in the Company’s proxy statement for the annual meeting of shareholders in 2004 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Company no later than November 29, 2003, and must otherwise comply with the requirements of Rule 14a-8.

      The Company’s Bylaws establish an advance notice procedure with regard to nominations of directors by shareholders and any other business which a shareholder may desire to propose at an annual meeting of shareholders. Notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was mailed to shareholders — that is, with respect to the 2004 annual meeting, between December 30, 2003 and January 29, 2004. The notice must contain information specified in the Bylaws about the shareholder making the proposal and the matters to be brought before the meeting. If a shareholder notifies the Company of his intention to present a proposal at an annual meeting but does not appear or send a qualified representative to present his proposal at the meeting, the Company need not present the proposal for a vote at the meeting. These requirements are separate from and in addition to the requirements of SEC Rule 14a-8.

      All notices of proposals by shareholders, whether or not to be included in the Company’s proxy materials, should be sent to the attention of the Secretary of the Company at 5700 West 96th Street, Los Angeles, California 90045.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Meeting, or any adjournment thereof, the persons voting the proxies will have authority to vote on such matters in accordance with their judgment and discretion.

By Order of the Board of Directors

MARILYN ZIERING
Secretary

Los Angeles, California

March 28, 2003

PROXY

DIAGNOSTIC PRODUCTS CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 6, 2003

The undersigned hereby appoints MICHAEL ZIERING and JAMES L. BRILL and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the common shares of DIAGNOSTIC PRODUCTS CORPORATION held of record by the undersigned on March 14, 2003, at the Annual Meeting of Shareholders of said Company to be held on May 6, 2003, or any adjournment thereof, as designated herein.

(Continued and to be marked, dated and signed on the other side)

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Please mark your votes as indicated in this example    [X]

	FOR all	WITHHOLD
	nominees listed	AUTHORITY
	below (except	to vote for all
	as marked to the	nominees
	contrary below)	listed below
1. ELECTION OF DIRECTORS	[ ]	[ ]
Nominees:
(01) Sidney A. Aroesty
(02) Frederick Frank
(03) Kenneth A. Merchant
(04) Maxwell H. Salter
(05) Dr. James D. Watson
(06) Ira Ziering
(07) Michael Ziering
To withhold authority to vote for any individual nominee, write the nominee’s name on the space provided below.

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DIAGNOSTIC PRODUCTS CORPORATION. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR THE ELECTION OF THE DIRECTORS NAMED ABOVE.

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THIS MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

Signature(s)	Date

IMPORTANT: Please sign as name appears herein. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person. Joint owners should each sign.

* FOLD AND DETACH HERE *